Market Opportunities Why is the infusion industry the right fit? Fragmented industry (75%) Consolidation opportunity Favorable industry organic growth rates 6-7% annually Favorable, diversified payor mix Medicare (17% of IV mix) Managed care (72% of IV mix) Medicare infusion drug coverage opportunity H.R. 2567 (41 co-sponsors) One of the only healthcare markets where Medicare is a potential positive Market expansion with Medicare Advantage plans Only 17% of beneficiaries enrolled Pipeline of infused or injectable drugs of over 400 therapies Value proposition to all payors and patients Source: Morrison Informatics Study of June 2007 1 Cost of administering Vancomycin 1gm IV q12h Healthcare Acquisition Corp. Total Daily Cost of Treatment Percent Savings with Home Care Home Care 73 Outpatient 126 0.42 SNF 240 0.7 Hospital 1263 0.94

Current Acquisition Pipeline The Company maintains a deep pipeline of attractive acquisitions opportunities to drive its goal of closing four to six deals per year Healthcare Acquisition Corp.

Investment Highlights Healthcare Acquisition Corp.